Vertiv Exceeds First Quarter Guidance and Reports Net Sales Increase of 5.3%, Orders Growth of 34%

•End-market demand continued to be strong with first quarter 2022 orders up 34% from last year’s first quarter and record-high backlog of $4.1 billion
•First quarter operating loss of $45 million and adjusted operating profit of $13 million,(1) negatively impacted by inflation headwinds and continued supply chain constraints
•Pricing realization of $40 million in first quarter 2022 exceeded forecast by $10 million. Quarterly adjusted operating profit expected to sequentially increase in 2022 with continued aggressive pricing actions

COLUMBUS, Ohio [April 27, 2022] – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its first quarter ended March 31, 2022. Vertiv reported first quarter net sales of $1,156 million, an increase of $58 million, or 5.3%, compared with last year’s first quarter and a 0.4% organic net sales increase excluding the impact of acquisitions, divestitures, and foreign currency. Americas net sales increased 6.7% and were up 3.3% organically, driven primarily by price realization. APAC net sales declined 6.9% and were down 6.7% organically, primarily driven by lower sales of wind power products due to timing of certain government subsidies, as well as COVID-19 lockdowns in China. EMEA net sales increased 20.5% and were up 5.1% organically, driven primarily by price realization. First quarter orders were up 34% compared to the prior year quarter and backlog reached another record level of $4.1 billion at the end of March 2022, increasing 29% from the end of 2021.
First quarter operating profit decreased $125 million to a loss of $45 million and adjusted operating profit of $13 million decreased $99 million from the prior year first quarter. Adjusted operating profit included year-over-year benefits of $40 million from pricing and $9 million from the E&I acquisition, which were more than offset by a $85 million headwind from material and freight inflation, $38 million of negative impacts primarily from foreign exchange, labor inflation and commissions, a $15 million headwind from lower volume and $10 million higher R&D investment. Pricing in the first quarter exceeded our previous guidance, and we are encouraged by the continued order strength even after our significant price increases were implemented. Supply chain issues showed no improvement in the first quarter, and we expect continued challenges throughout 2022. While inflation was favorable to first quarter guidance, we have included an additional $10 million for inflationary pressures for the full year given the uncertainly in global commodity and freight markets.
“Our first quarter 2022 results reflect both continued strong demand for Vertiv products and our ability to drive price in an inflationary environment,” said Rob Johnson, Vertiv’s Chief Executive Officer. “We expect the impact of the aggressive pricing actions we took in late 2021 and early 2022 to continue to enhance our profitability over subsequent quarters and are further encouraged by the pricing we are seeing in new orders, which continue to grow strongly. Based on our first quarter pricing performance, we remain confident in our pricing plan for the remainder of the year. We are on track to deliver strong second half 2022 results and meet our full year commitments with consistently improving profitability going forward into 2023. The recent appointment of Giordano Albertazzi to lead the Americas business further strengthens our leadership team and our readiness for the opportunities ahead.”
Dave Cote, Vertiv’s Executive Chairman, added, “Despite an operating environment that remains challenging, Vertiv continues to demonstrate the value of its unrivaled product development capabilities and the strength of its offering in addressing the evolving needs of today’s data centers and communication networks. With the actions taken to address inflation and supply chain challenges and its strong competitive position, Vertiv is well-positioned to drive improved performance over the course of 2022 and beyond as we continue to execute on our long-term value-creation strategy.”

Free Cash Flow and Liquidity
Net cash used by operating activities in the first quarter was $132 million, $193 million less cash generated compared to the prior year quarter, and free cash flow(1) was a use of cash of $150 million, also a decline of $193 million from the prior year quarter, primarily driven by a $99 million lower adjusted operating profit and a $92 million incremental investment in inventory which is expected to be consumed by the end of the year. The use of cash was expected given the lower operating profit and the typical historic pattern of using cash in the first quarter. Liquidity at the end of the first quarter remained strong at $720 million. We expect free cash flow to be positive for the full year, including a use of cash in the second quarter and significantly positive free cash flow in the second half of the year – consistent with historical free cash flow timing.
Full Year and Second Quarter 2022 Guidance
End-market demand continues to be strong. We assume supply chain and inflationary headwinds remain for the balance of 2022 and pricing accelerates significantly as the year progresses. There are no significant changes in full year guidance compared to previous guidance, and we anticipate a strong second half of 2022, positioning Vertiv well for 2023.

	Second Quarter 2022 Guidance	Full Year 2022 Guidance
Net sales	$1,310M - $1,360M	$5,600M - $5,800M
Organic net sales growth(2)	(2%) – 2%	7.0% - 11.0%
Adjusted operating profit	$70M – $90M	$500M - $550M
Adjusted operating margin(2)	5.5% – 6.5%	9.0% - 9.4%
Adjusted diluted EPS	$0.07 – $0.13	$0.67 - $0.77
Free Cash Flow(2)		$125M - $175M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.
First Quarter 2022 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, April 27, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 24,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures may include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS, and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to second quarter and full-year 2022 guidance, including organic net sales growth, free cash flow, and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2022, as well as expected impacts from our pricing actions, and our guidance for second quarter and full year 2022. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of the risks or uncertainties described below materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization and improvement efforts; our ability to realize cost savings in connection with our restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; risks associated with current or potential litigation or claims against Vertiv; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to maintain internal controls over financial reporting; the ability of the Company to grow and manage growth profitably and maintain relationships with customers and suppliers; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to tax assets and attributes prior to our business combination with subsidiaries of GS Acquisition Holdings Corp; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; volatility in Vertiv's stock price due to various market and operational factors; risks associated with the failure of industry analysts to provide coverage of Vertiv's business or securities; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness, uncertainty and volatility; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel and retain its management and key employees; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Sara Steindorf
FleishmanHillard for Vertiv
T +1 314-982-1725
E: sara.steindorf@fleishman.com

Source: Vertiv Holdings Co

Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended March 31, 2022	Three months ended March 31, 2021
Net sales(1)
Net sales - products	$849.4	$803.7
Net sales - services	307.0	294.7
Net sales	1,156.4	1,098.4
Costs and expenses(1)
Cost of sales - products	655.8	563.6
Cost of sales - services	197.0	176.8
Cost of sales	852.8	740.4
Operating expenses
Selling, general and administrative expenses	292.2	250.1
Amortization of intangibles	57.7	31.8
Restructuring costs	0.8	2.0
Foreign currency (gain) loss, net	(1.3)	(6.9)
Other operating expense (income)	(0.6)	1.2
Operating profit (loss)	(45.2)	79.8
Interest expense, net	29.3	24.1
Loss on extinguishment of debt	—	0.4
Change in fair value of warrant liabilities	(94.9)	13.6
Income (loss) before income taxes	20.4	41.7
Income tax expense	11.9	10.0
Net income (loss)	$8.5	$31.7

Earnings (loss) per share:
Basic	$0.02	$0.09
Diluted	$(0.23)	$0.09
Weighted-average shares outstanding:
Basic	375,972,294	349,603,701
Diluted	379,692,729	353,448,585
(1)    Refer to Exhibit 99.2 for a fiscal year 2021 summary of changes made to conform with the current year presentation for product and service net sales and cost of sales.

Vertiv Holdings Co
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$288.5	$439.1
Accounts receivable, less allowances of $15.2 and $14.1, respectively	1,534.3	1,536.4
Inventories	774.5	616.3
Other current assets	126.7	106.8
Total current assets	2,724.0	2,698.6
Property, plant and equipment, net	485.3	489.3
Other assets:
Goodwill	1,317.7	1,330.1
Other intangible assets, net	2,055.2	2,138.2
Deferred income taxes	51.7	47.9
Other	277.1	235.5
Total other assets	3,701.7	3,751.7
Total assets	$6,911.0	$6,939.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	887.5	858.5
Accrued expenses and other liabilities	972.3	953.4
Income taxes	22.2	21.1
Total current liabilities	1,903.8	1,854.8
Long-term debt, net	2,946.3	2,950.5
Deferred income taxes	194.7	198.8
Warrant liabilities	54.7	149.6
Other long-term liabilities	357.4	368.2
Total liabilities	5,456.9	5,521.9
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 375,991,964 and 375,801,857 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,607.4	2,597.5
Accumulated deficit	(1,206.9)	(1,215.4)
Accumulated other comprehensive (loss) income	53.6	35.6
Total equity (deficit)	1,454.1	1,417.7
Total liabilities and equity	$6,911.0	$6,939.6

Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In millions)

	Three months ended March 31, 2022	Three months ended March 31, 2021
Cash flows from operating activities:
Net income (loss)	$8.5	$31.7
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	17.9	16.9
Amortization	61.3	35.3
Deferred income taxes	(4.6)	(7.5)
Amortization of debt discount and issuance costs	2.3	1.8
Loss on extinguishment of debt	—	0.4
Change in fair value of warrant liabilities	(94.9)	13.6
Changes in operating working capital	(116.1)	(44.6)
Stock based compensation	6.6	5.6
Payment of contingent consideration	(8.7)	—
Changes in tax receivable agreement	—	1.8
Other	(4.5)	5.7
Net cash provided by (used for) operating activities	(132.2)	60.7
Cash flows from investing activities:
Capital expenditures	(15.1)	(16.8)
Investments in capitalized software	(3.1)	(1.1)
Net cash used for investing activities	(18.2)	(17.9)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	75.8	—
Repayments of ABL revolving credit facility and short-term borrowings	(60.0)	—
Repayment on Term Loan	(5.5)	(5.5)
Proceeds from the exercise of warrants	—	107.5
Payment of contingent consideration	(12.8)	—
Exercise of employee stock options	1.0	0.9
Net cash provided by (used for) financing activities	(1.5)	102.9
Effect of exchange rate changes on cash and cash equivalents	1.3	(3.1)
Increase (decrease) in cash, cash equivalents and restricted cash	(150.6)	142.6
Beginning cash, cash equivalents and restricted cash	447.1	542.6
Ending cash, cash equivalents and restricted cash	$296.5	$685.2
Changes in operating working capital
Accounts receivable	$(4.8)	$47.1
Inventories	(160.4)	(68.4)
Other current assets	(14.5)	(5.3)
Accounts payable	33.0	20.7
Accrued expenses and other liabilities	30.5	(41.5)
Income taxes	0.1	2.8
Total changes in operating working capital	$(116.1)	$(44.6)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margins, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, represents the change in net sales adjusted to exclude the impacts foreign currency exchange rate, acquisition, and divestiture;
•Free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles.

Regional Segment Results

	Three months ended March 31,
	2022	2021	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$535.1	$501.5	$33.6	6.7%	3.3%
APAC	332.8	357.4	(24.6)	(6.9)%	(6.7)%
EMEA	288.5	239.5	49.0	20.5%	5.1%
	$1,156.4	$1,098.4	$58.0	5.3%	0.4%

Adjusted operating profit (loss)
Americas	$57.9	$126.4	$(68.5)	(54.2)%
APAC	41.5	53.1	(11.6)	(21.8)%
EMEA	33.2	33.4	(0.2)	(0.6)%
Corporate (3)	(120.1)	(101.3)	(18.8)	18.6%
	$12.5	$111.6	$(99.1)	(88.8)%

Adjusted operating margins (4)
Americas	10.8%	25.2%	(14.4)%
APAC	12.5%	14.9%	(2.4)%
EMEA	11.5%	13.9%	(2.4)%
Vertiv	1.1%	10.2%	(9.1)%

(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Corporate costs consist of headquarters management costs, other incentive compensation, global IT costs, and global ER&D.
(4)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended March 31,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$294.3	$279.2	$15.1	5.4%
Services & spares	164.7	154.2	10.5	6.8%
Integrated rack solutions	76.1	68.1	8.0	11.7%
	$535.1	$501.5	$33.6	6.7%
Asia Pacific:
Critical infrastructure & solutions	$183.8	$216.3	$(32.5)	(15.0)%
Services & spares	104.6	95.5	9.1	9.5%
Integrated rack solutions	44.4	45.6	(1.2)	(2.6)%
	$332.8	$357.4	$(24.6)	(6.9)%
EMEA:
Critical infrastructure & solutions	$186.8	$132.4	$54.4	41.1%
Services & spares	64.9	72.1	(7.2)	(10.0)%
Integrated rack solutions	36.8	35.0	1.8	5.1%
	$288.5	$239.5	$49.0	20.5%
Total:
Critical infrastructure & solutions	$664.9	$627.9	$37.0	5.9%
Services & spares	334.2	321.8	12.4	3.9%
Integrated rack solutions	157.3	148.7	8.6	5.8%
	$1,156.4	$1,098.4	$58.0	5.3%

Organic growth by Product and Service Offering

	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$15.1	$(0.6)	$(17.1)	$(2.6)	(0.9)%
Services & spares	10.5	0.5	—	11.0	7.1%
Integrated rack solutions	8.0	0.2	—	8.2	12.0%
	$33.6	$0.1	$(17.1)	$16.6	3.3%
Asia Pacific:
Critical infrastructure & solutions	$(32.5)	$(7.0)	$—	$(39.5)	(18.3)%
Services & spares	9.1	2.2	—	11.3	11.8%
Integrated rack solutions	(1.2)	5.4	—	4.2	9.2%
	$(24.6)	$0.6	$—	$(24.0)	(6.7)%
EMEA:
Critical infrastructure & solutions	$54.4	$10.0	$(54.5)	$9.9	7.5%
Services & spares	(7.2)	5.6	—	(1.6)	(2.2)%
Integrated rack solutions	1.8	2.0	—	3.8	10.9%
	$49.0	$17.6	$(54.5)	$12.1	5.1%
Total:
Critical infrastructure & solutions	$37.0	$2.4	$(71.6)	$(32.2)	(5.1)%
Services & spares	12.4	8.3	—	20.7	6.4%
Integrated rack solutions	8.6	7.6	—	16.2	10.9%
	$58.0	$18.3	$(71.6)	$4.7	0.4%
(1)The change in acquisition and divestiture sales includes E&I sales for the three months ended March 31, 2022 of $17.1 and $70.4 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the three months ended March 31, 2021 of $15.9 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended March 31, 2021.

Segment information

Operating profit (loss)	Three months ended March 31, 2022	Three months ended March 31, 2021
Americas	$57.9	$126.4
Asia Pacific	41.5	53.1
Europe, Middle East & Africa	33.2	33.4
Total reportable segments	132.6	212.9
Foreign currency gain (loss)	1.3	6.9
Corporate and other	(121.4)	(108.2)
Total corporate, other and eliminations	(120.1)	(101.3)
Amortization of intangibles	(57.7)	(31.8)
Operating profit (loss)	$(45.2)	$79.8

Reconciliation of net cash provided by (used for) operating activities to free cash flow

	Three months ended March 31, 2022	Three months ended March 31, 2021
Net cash provided by (used for) operating activities	$(132.2)	$60.7
Capital expenditures	(15.1)	(16.8)
Investments in capitalized software	(3.1)	(1.1)
Free cash flow	$(150.4)	$42.8
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended March 31, 2022	Three months ended March 31, 2021
Operating profit (loss)	$(45.2)	$79.8
Amortization of intangibles	57.7	31.8
Adjusted operating profit (loss)	$12.5	$111.6

Reconciliation from operating margin to adjusted operating margin

	Three months ended March 31, 2022	Three months ended March 31, 2021	Δ
Vertiv net sales	$1,156.4	$1,098.4	$58.0
Vertiv operating profit (loss)	(45.2)	79.8	(125.0)
Vertiv operating margin	(3.9)%	7.3%	(11.2)%

Amortization of intangibles	$57.7	$31.8	$25.9
Vertiv adjusted operating profit (loss)	12.5	111.6	(99.1)
Vertiv adjusted operating margin	1.1%	10.2%	(9.1)%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended March 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$(45.2)	$29.3	$(94.9)	$11.9	$8.5	$(0.23)
Amortization of intangibles	57.7	—	—	—	57.7	0.15
Change in warrant liability	—	—	94.9	—	(94.9)	—
Non-GAAP Adjusted	$12.5	$29.3	$—	$11.9	$(28.7)	$(0.08)
(1)Diluted EPS and adjusted diluted EPS based on 379.7 million shares (includes 376.0 million basic shares and 3.7 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $94.9 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended March 31, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$79.8	$24.1	$0.4	$13.6	$10.0	$31.7	$0.09
Amortization of intangibles	31.8	—	—	—	—	31.8	0.09
Change in warrant liability	—	—	—	(13.6)	—	13.6	0.04
Pro-forma share count	—	—	—	—	—	—	(0.01)
Non-GAAP Adjusted	$111.6	$24.1	$0.4	$—	$10.0	$77.1	$0.21
(1)Diluted EPS based on 353.4 million shares. (includes 349.6 million basic shares and 3.8 million potential dilutive stock options and restricted stock units). Adjusted diluted EPS based on pro-forma share count 358.8 million shares (includes 349.6 million basic shares and 9.2 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.

Vertiv Holdings Co
2022 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Second Quarter 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$23.3	$33.0	$10.0	$(19.7)	$(0.05)
Amortization of intangibles	56.7	—	—	56.7	0.15
Non-GAAP Adjusted	$80.0	$33.0	$10.0	$37.0	$0.10

Second Half 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$324.9	$67.7	$93.1	$164.1	$0.43
Amortization of intangibles	107.6	—	—	107.6	0.28
Non-GAAP Adjusted	$432.5	$67.7	$93.1	$271.7	$0.71

Full Year 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (4)
GAAP	$303.0	$134.0	$(94.9)	$115.0	$148.9	0.39
Change in warrant liability	—	—	94.9	—	(94.9)	(0.25)
Amortization of intangibles	222.0	—	—	—	222.0	0.58
Non-GAAP Adjusted	$525.0	$134.0	$—	$115.0	$276.0	$0.72
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2022 guidance, including organic net sales growth, adjusted operating margin and free cash flow, is not available without unreasonable effort due to high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 381.7 million shares (includes 376.9 million basic shares and a weighted average 4.8 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 382.5 million shares (includes 377.7 million basic shares and a weighted average 4.8 million potential dilutive stock options and restricted stock units).
(4)Diluted EPS and adjusted diluted EPS based on 380.8 million shares (includes 377.1 million basic shares and a weighted average 3.7 million potential dilutive stock options and restricted stock units).